Exhibit 99.1

ROBERT J. STEVENS
NAMED EVP AND CHIEF CREDIT OFFICER OF
PACIFIC MERCANTILE BANK

Costa Mesa, CA.-April 7, 2014 - Pacific Mercantile Bancorp (NASDAQ: PMBC) and its wholly-owned subsidiary Pacific Mercantile Bank (“the Bank”), today announced that Robert J. Stevens has been named Executive Vice President and Chief Credit Officer of the Company and the Bank. Mr. Stevens joins the Company and the Bank after having spent three years as Chief Credit Officer of Mission Community Bancorp and its wholly-owned subsidiary, Mission Community Bank, both of San Luis Obispo, California.
“We are extremely pleased to have Bob join us as our Chief Credit Officer,” said Steven K. Buster, President & CEO of Pacific Mercantile Bank. “Bob is an exceptionally strong credit leader with a long record of building systems and processes that are important to creating and sustaining a sound loan portfolio.”
Mr. Stevens has more than 35 years of experience in the financial services industry. Prior to accepting the current position with the Company and the Bank, Mr. Stevens served as Executive Vice President and Chief Credit Officer of Mission Community Bancorp and Mission Community Bank from April 2011 through April 2014. During 2010 and early 2011 he was a Principal with The Food Partners, an investment banking firm. Mr. Stevens served as Executive Vice President and Chief Credit Officer of Rabobank, N.A. from 2005 to December 2009, and in other credit-related management positions within Rabobank International from 1993 to 2005. Mr. Stevens began his banking career with Wells Fargo Bank, N.A. in 1979, serving for a total of 14 years in a series of credit-related and management roles.
Robert. W. Bartlett, the immediate past Chief Credit Officer, will continue to serve as Senior Executive Vice President of the Bank with responsibilities including business development.
About Pacific Mercantile Bancorp
Pacific Mercantile Bancorp is the parent holding company of Pacific Mercantile Bank, which opened for business March 1, 1999. The Bank, which is an FDIC insured, California state-chartered bank and a member of the Federal Reserve System, provides a wide range of commercial banking services to businesses, business professionals and individual clients through its combination of traditional banking financial centers and comprehensive, sophisticated electronic banking services.
The Bank operates a total of seven financial centers in Southern California, four in Orange County and one each in Los Angeles, San Diego Counties, and San Bernardino Counties. The four Orange County financial centers are located, respectively, in the cities of Newport Beach, Costa Mesa, La Habra and San Juan Capistrano. Our Los Angeles County financial center is located in the city of Beverly Hills. Our San Diego financial center is located in the city of La Jolla and our Inland Empire financial center is located in the city of Ontario. In addition, the Bank offers comprehensive banking services online at www.pmbank.com.
Forward-Looking Statements
This news release contains statements regarding our expectations, beliefs and views about our plans to continue to build our loan portfolio and supporting systems and processes. These statements, which constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." These forward-looking statements are subject to numerous risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These risks and uncertainties include, but are not limited to, the following: the impact of interest rates and other external economic factors and competition among financial services providers. We undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" in our most recent Form 10-K and 10-Q reports and to our most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.
Contact:
Robert Sjogren, EVP & General Counsel, 714-438-2500